UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 30, 2008
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-14229 (Commission File Number)	33-0199426 (IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA (Address of principal executive offices)	92649 (Zip Code)
Registrant’s telephone number, including area code:
(714) 889-2200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1

Item 1.01.	Entry into a Material Definitive Agreement.
Amendment of Rossignol Offer Letter
     On October 31, 2008, Quiksilver, Inc., a Delaware corporation (the “Company”), and its subsidiaries Pilot S.A.S., Meribel S.A.S. and Quiksilver Americas, Inc. (together with the Company, the “Seller”), and Chartreuse et Mont Blanc LLC (“CMB”) amended and restated that certain letter agreement among the parties dated August 25, 2008 (the “Offer Letter”) pursuant to which CMB made an irrevocable and binding offer to enter into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with the Seller for the purchase of the Company’s “Rossignol Group” through the acquisition of certain of the Company’s subsidiaries (the “Acquired Companies”). The amendment and restatement, among other things, (i) eliminates the financing condition to CMB’s obligation to enter into the Stock Purchase Agreement, (ii) reduces the cash payment to be made by CMB to Seller at the closing from €75,000,000 to €30,000,000, (iii) reduces the amount of the promissory note to be issued by CMB at closing from €25,000,000 to €10,000,000, and (iv) excludes from the sale transaction one of the Seller’s subsidiaries which was previously included as an Acquired Company. The elimination of the financing condition referenced above was, in part, due to CMB’s ability to finalize committed financing facilities to fund a portion of the purchase price and the ongoing operations of the Acquired Companies (the “Financing Facility”). As a result of this amendment and restatement, and the implementation of the Financing Facility, the Company expects the transaction to close in early November 2008.
     The Offer Letter, as amended and restated (the “Amended Offer Letter”), provides for a purchase price of €40,000,000, subject to a potential downward adjustment based on the working capital of the Acquired Companies on the closing date. CMB’s obligation to enter into the Stock Purchase Agreement remains subject to Seller’s acceptance of CMB’s offer and the satisfaction of certain other conditions, including, among other things, (i) all of the obligations of Acquired Companies and the applicable lender under the Financing Facility shall have been performed, (ii) no material adverse change in the Acquired Companies’ business from the date of the Offer Letter through the date of execution (the “Execution Date”) of the Stock Purchase Agreement, (iii) Seller’s representations and warranties in the Stock Purchase Agreement being true and correct upon signing of the Offer Letter and on the Execution Date, (iv) all required antitrust clearances being obtained, (v) delivery of the Comité Central d’Enterprise of Skis Rossignol—Club Rossignol S.A.S. opinion (the “Works Council Opinion”), and (vi) receipt of certain other consents, approvals and deliverables. Under French law, the Seller cannot enter into a binding agreement to sell the Acquired Companies, such as the Stock Purchase Agreement, until the Works Council Opinion has been received. Although the Works Council Opinion has been received with respect to the original Offer Letter, it will need to be reissued as a result of the Amended Offer Letter. The parties to the Amended Offer Letter intend to enter into the Stock Purchase Agreement after satisfaction or waiver of all of the conditions contained in the Amended Offer Letter.
     The Amended Offer Letter requires the Seller to operate the business of the Acquired Companies in the ordinary course consistent with past practice between the signing of the Offer Letter and the Execution Date, and to refrain from taking a number of corporate acts during that time without the consent of CMB. Seller and CMB have also agreed to negotiate in good faith and agree upon (i) a trademark license agreement with respect to Rossignol’s continued manufacture, distribution and sale of Roxy branded snow skis, snow skis boots, snow ski bindings and snow ski poles, and (ii) a transition services agreement, each to be entered into simultaneously with the closing of the sale of the Acquired Companies. The Amended Offer Letter remains irrevocable and binding until January 31, 2009, and if the Works Council Opinion has not been delivered or applicable anti-trust clearances have not been received by that date, the Offer Letter will automatically be extended until April 30, 2009. Further, the Company has agreed not to solicit or engage in discussions with any other party regarding an alternative transaction, and if it enters into a definitive agreement with any other person with respect to a competing transaction, CMB may terminate the Amended Offer Letter and Seller will be required to pay CMB damages of €10,000,000.
     The amended purchase price of €40,000,000 was determined based on the assumption that, immediately prior to closing, the Acquired Companies will have no cash and all third party and intercompany indebtedness of the Acquired Companies will be repaid or canceled. However, the Stock Purchase Agreement will provide that the Acquired Companies’ third party indebtedness (the “Third Party Indebtedness”) will not be paid or canceled prior to closing, and CMB will also acquire an outstanding intercompany promissory note issued to a Company subsidiary by an Acquired Company. In connection with the closing, CMB will (i) make cash payments sufficient to repay all Third Party Indebtedness, (ii) make a cash payment to the Seller in an amount equal to €30,000,000, less the payments made to repay the Third Party Indebtedness, and (iii) issue a €10,000,000 promissory note (the “Note”) to a subsidiary of the Company. The Note will be subordinated to all senior indebtedness of the issuer, bear interest at a rate of 8% per annum, and mature on the fourth anniversary of the closing. Notwithstanding the foregoing, no interest will accrue on the Note until January 1, 2011. CMB has received commitment letters from its two equity investors to provide financing to CMB in an aggregate amount of €25,000,000, to fund a portion of its closing payment obligations.
     The Stock Purchase Agreement contains normal and customary representations, warranties and covenants (including a limited three-year non-compete agreement by the Company, which does not restrict the Company’s continuing wintersports equipment businesses under the Quiksilver, Roxy, DC and other brands) and the Seller will agree to indemnify CMB for any breaches thereof, subject to specified time and amount limits and other exceptions.
     The foregoing description of the Amended Offer Letter and the Stock Purchase Agreement is not complete and is qualified in its entirety by reference to the Amended Offer Letter, including the form of Stock Purchase Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.
Amendment of €70,000,000 Credit Facility Agreement
     On October 30, 2008, a French subsidiary of the Company, Pilot S.A.S. (“Pilot”), entered into an amendment to its Line of Credit Agreement (the “LC Agreement”) with Societe

Generale, BNP Paribas and Le Credit Lyonnais (collectively, the “Banks”) pursuant to which the Banks extended the LC Agreement with respect to €55,000,000 from October 31, 2008 to March 14, 2009. The amendment also requires a mandatory prepayment of the LC Agreement in the event of certain capital raising events by the Company or its affiliates. The amendment also (i) increased the interest rate under the LC Agreement from EURIBOR plus 1.0% to EURIBOR plus 1.6%, and (ii) requires the payment of a €200,000 administrative fee. In connection with this amendment, Pilot will repay €15,000,000 to the Banks on October 31, 2008.
     The foregoing description of the amendment to the LC Agreement is not complete and is qualified in its entirety by reference to Amendment No. 2 to LC Agreement attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure
     In a press release issued on October 31, 2008, furnished as Exhibit 99.1 to this Form 8-K, the Company announced that it retained Morgan Stanley to act as its financial advisor in connection with the Company’s evaluation of potential financing and strategic alternatives.

Item 9.01	Financial Statements and Exhibits
     (c) Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Amended and Restated Offer Letter dated October 31, 2008, by and among Quiksilver, Inc., Pilot S.A.S., Meribel S.A.S., Quiksilver Americas, Inc. and Chartreuse et Mont Blanc LLC

10.2	English Translation of Amendment No. 2 to Line of Credit Agreement dated March 14, 2008 between Pilot S.A.S. and Societe Generale, BNP Paribas and Le Credit Lyonnais

99.1	Press Release dated October 31, 2008 issued by Quiksilver, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2008	Quiksilver, Inc. (Registrant)
	By:	/s/ Joseph Scirocco
Joseph Scirocco
Chief Financial Officer

Index to Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Amended and Restated Offer Letter dated October 31, 2008, by and among Quiksilver, Inc., Pilot S.A.S., Meribel S.A.S., Quiksilver Americas, Inc. and Chartreuse et Mont Blanc LLC

10.2	English Translation of Amendment No. 2 to Line of Credit Agreement dated March 14, 2008 between Pilot S.A.S. and Societe Generale, BNP Paribas and Le Credit Lyonnais

99.1	Press Release dated October 31, 2008 issued by Quiksilver, Inc.